UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2005

Paxson Communications Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2005 (the "Effective Date"), Paxson Communications Corporation (the "Company"), NBC Universal, Inc. ("NBCU"), and Lowell W. Paxson, the chairman, chief executive officer and controlling stockholder of the Company ("Mr. Paxson"), and certain of their respective affiliates, entered into various agreements, pursuant to which the parties agreed, among other things, to the following:

· NBCU and the Company amended the terms of NBCU's investment in the Company, including the terms of the Series B preferred stock NBCU holds;
· Mr. Paxson granted NBCU the right to purchase all shares of the Company's common stock held by him and his affiliates and resigned as a director and officer of the Company;
· NBCU agreed that it or its transferee of the right to purchase Mr. Paxson's shares will make a tender offer for all outstanding shares of Class A Common Stock of the Company if it exercises or transfers its right to purchase Mr. Paxson's shares or transfers a control block of its convertible preferred stock in the Company;
· NBCU agreed to return a portion of its preferred stock to the Company if the right to purchase Mr. Paxson's shares is not exercised, which either NBCU or the Company will distribute to the holders of the Company's Class A Common Stock other than Mr. Paxson;
· the Company agreed to purchase all of its common stock held by Mr. Paxson in the event NBCU's right to purchase expires unexercised or fails to close within a prescribed time frame;
· the Company issued $188.6 million of additional preferred stock to NBCU in full satisfaction of its obligations for accrued and unpaid dividends on its preferred stock held by NBCU; and
· NBCU and the Company settled all pending litigation and arbitration proceedings between them.

The transactions were approved by the Company's Board of Directors following the recommendation of a special committee of the Board comprised of the Company's three non-management directors. Lazard Freres & Co. acted as financial advisor to the special committee.

The terms of the agreements and the transactions among the parties are summarized below. This summary is not a complete statement of the terms of these agreements or the transactions, and is qualified in its entirety by reference to the agreements themselves which are filed as exhibits to this report.

Amended and Restated Investment Agreement; Amendment of Series B Preferred Stock. NBCU and the Company entered into an Amended and Restated Investment Agreement, effective as of the Effective Date, replacing the original Investment Agreement entered into by the Company and NBCU's predecessor on September 15, 1999, pursuant to which a wholly-owned subsidiary of NBCU acquired $415 million aggregate liquidation preference of the Company's 8% Series B Convertible Exchangeable Preferred Stock (the "Series B Preferred Stock"). Pursuant to its original terms, the dividend rate on the Series B Preferred Stock was required to be adjusted as of September 15, 2004. The dividend rate reset was the subject of litigation between the Company and NBCU, pending the outcome of which dividends were accruing at an annual rate of 28.3%. This litigation has been settled as part of the transactions described in this Report. On the Effective Date, the Company issued to NBCU an additional 18,857 shares of its Series B Preferred Stock ($188.6 million aggregate liquidation preference), which NBCU agreed to accept in satisfaction of the Company's obligation for accrued and unpaid dividends on the Series B Preferred Stock through September 30, 2005 (which totaled $288.6 million as of such date, based on the 28.3% dividend rate), and the Company amended and restated the certificate of designation for the Series B Preferred Stock.

Pursuant to the Amended and Restated Certificate of Designation, the Series B Preferred Stock accrues cumulative, non-compounded dividends from October 1, 2005 at an annual rate of 11% and is convertible (subject to anti-dilution adjustments) into 301,785,000 shares of the Company's Class A Common Stock for an initial conversion price of $2.00 per share. The conversion price of the Series B Preferred Stock increases at a rate equal to the dividend rate. The Series B Preferred Stock will continue to be exchangeable, at the option of the holder, into convertible debentures of the Company ranking on a parity with the Company's other subordinated indebtedness, provided that any exchange prior to January 1, 2007 is subject to the Company's debt and preferred stock covenants limiting additional indebtedness and any exchange prior to the closing of the Tender Offer or the delivery by NBCU of shares of Series B Preferred Stock for distribution to the holders of the Class A Common Stock (each as described below under "Amended and Restated Stockholder Agreement") is subject to additional limitations. The Company will continue to have the right to redeem any convertible debentures for which shares of Series B Preferred Stock are exchanged at a price equal to 80% of the current market price of the number of shares of Class A Common Stock into which such debentures are convertible, based upon a conversion price of $13.01 per share, subject to provisions in the Company's debt and preferred stock instruments that may limit the Company's ability to make any such redemption payments. Should NBCU determine that the rules and regulations of the FCC prohibit it from holding shares of Class A Common Stock, NBCU may convert the Series B Preferred Stock held by it into shares of non-voting common stock of the Company, which non-voting common stock shall be immediately convertible into Class A Common Stock upon transfer by NBCU or its subsidiary. This description is not complete and is qualified in its entirety by reference to the Amended and Restated Investment Agreement and the Amended and Restated Certificate of Designation included as exhibits to this Report.

After giving effect to the transactions described above, as of the Effective Date, NBCU's affiliate owns 60,357 shares of Series B Preferred Stock with an aggregate liquidation preference, as of September 30, 2005, of $603.6 million. On the Effective Date, NBCU's affiliate purchased from the Company an additional 250 shares of Series B Preferred Stock for a cash purchase price of $2.5 million (which is equal to the liquidation preference of such shares). These shares are convertible into an additional 1,250,000 shares of Class A Common Stock. NBCU agreed not to exchange these shares into convertible debentures prior to April 18, 2010.

As part of the transactions, the warrants acquired in September 1999 by a wholly-owned subsidiary of NBCU, pursuant to which the holder had the right to purchase up to 13,065,507 shares of Class A Common Stock at an exercise price of $12.60 per share, and 18,966,620 shares of Class A Common Stock at an exercise price equal to the average of the closing sale prices of the Class A Common Stock for the 45 consecutive trading days ending on the trading day immediately preceding the warrant exercise date, were cancelled.

Pursuant to the Amended and Restated Investment Agreement, the Company is required to obtain the consent of NBCU or its permitted transferee with respect to certain corporate actions, as set forth in the Amended and Restated Investment Agreement. Most of these consent rights terminate if the Call Right described below expires unexercised or NBCU or its permitted transferee ceases to own shares of Series B Preferred Stock that are convertible into at least an aggregate of 151,000,000 shares of Class A Common Stock (which number shall be reduced pro rata if NBCU returns shares for distribution to the holders of the Company's Class A Common Stock). NBCU has a right of first refusal, which terminates if the Call Right described below expires unexercised, to purchase any Company television station serving a top 50 market that the Company proposes to sell. If the Call Right expires unexercised, NBCU also has the right to demand redemption of its investment in the Series B Preferred Stock in case of certain events of default under the transaction agreements, subject in each case to certain conditions.

Call Agreement. A wholly-owned subsidiary of NBCU entered into a Call Agreement, dated as of the Effective Date, with Mr. Paxson and certain entities controlled by Mr. Paxson (collectively with Mr. Paxson, the "Paxson Stockholders"), pursuant to which the NBCU subsidiary was granted the right (the "Call Right") to purchase all (but not less than all) 8,311,639 shares of Class B Common Stock (entitled to ten votes per share) and 15,455,062 shares of Class A Common Stock (entitled to one vote per share) of the Company beneficially owned by the Paxson Stockholders (collectively, the "Call Shares"). In consideration of the granting of the Call Right, on the Effective Date the NBCU subsidiary paid the Paxson Stockholders $1.15 per share of Class B Common Stock and $1.00 per share of Class A Common Stock included in the Call Shares, for an aggregate payment to the Paxson Stockholders of $25,013,446.85. The Call Right is exercisable at a price of $0.29 per share of Class B Common Stock and $0.25 per share of Class A Common Stock and expires on the earlier of (a) May 7, 2007 and (b) 75 days after consummation of a tender offer meeting certain requirements described below by either a permitted transferee of the Call Right or another person other than NBCU. The Paxson Stockholders may not transfer the Call Shares prior to the expiration of the Call Right, and may not convert any Call Shares into any other securities of the Company (including shares of Class A Common Stock). The closing of the exercise of the Call Right is subject to compliance with applicable provisions of the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations of the Federal Communications Commission (the "FCC"). The Call Agreement limits the number and scope of waivers of the FCC's media multiple ownership rules that may be contained in any application for FCC approval of the transfer of the Call Shares. The Call Agreement previously in effect between the Paxson Stockholders and an affiliate of NBCU, entered into on September 15, 1999, was cancelled.

If the closing of the purchase of the Call Shares pursuant to the exercise of the Call Right has not occurred within 18 months after the filing of the related application for FCC approval (subject to one six month extension under certain circumstances), the right to purchase the Call Shares shall terminate. NBCU may transfer the Call Right to a third party which the board of directors of the Company approves in the reasonable exercise of its business judgment. Prior to the closing of the exercise of the Call Right or the termination of the Call Right, the Paxson Stockholders are not permitted to transfer any Call Shares other than to certain trusts and other estate planning vehicles of Mr. Paxson, so long as Mr. Paxson or one of his affiliates remains the single majority stockholder of the Company under applicable FCC rules. The Company is not a party to the Call Agreement and the Call Agreement is not filed as an exhibit to this Report.

Company Stock Purchase Agreement. The Company and the Paxson Stockholders entered into a Company Stock Purchase Agreement, dated as of November 7, 2005, under which the Company is obligated to purchase the Call Shares in the event the Call Right expires unexercised or terminates because the closing of the exercise of the Call Right has not occurred within the time periods described above. The purchase price of the Call Shares payable by the Company is the same as the exercise price of the Call Right payable under the Call Agreement. Closing of the Company's purchase of the Call Shares is subject to the receipt of all required regulatory approvals, including the approval of the FCC of the purchase of the Class B Common Stock included in the Call Shares. Should the Company become obligated to purchase the Call Shares, the Company and the Paxson Stockholders are required to file promptly with the FCC an application requesting that the FCC consent to the transfer of the shares of Class B Common Stock to be purchased. This application may not include requests for any waivers of the FCC's rules.

NBCU has placed in escrow $3,863,765, which is the aggregate exercise price of the Call Right with respect to the Class A Common Stock included in the Call Shares. These funds shall be used to pay the purchase price payable by the Company for such shares should the Company become obligated to purchase such shares by reason of the expiration or termination of the Call Right. The Company has agreed to deposit, within three business days, $2,410,375 in cash (substantially all of the proceeds of the sale of the additional shares of Series B Preferred Stock described above) as collateral for an irrevocable letter of credit supporting its obligation to pay the purchase price for the shares of Class B Common Stock. The Paxson Stockholders have the right to draw all but $482,000 of this amount under the letter of credit at any time following expiration or termination of the Call Right. The balance of the purchase price for such shares shall be paid by drawing on the letter of credit following receipt of all required regulatory approvals. If not consummated prior thereto, the Company's obligation to purchase the Call Shares shall terminate two years after the expiration or termination of the Call Right and, in such event, the Paxson Stockholders will retain the shares of Class B Common Stock.

Resignation of Mr. Paxson. On November 6, 2005, Mr. Paxson resigned as Chairman of the Board and a director of the Company. Mr. Paxson resigned as of the Effective Date as the Chief Executive Officer of the Company, and entered into a Paxson Consulting and Noncompetition Agreement with the Company and NBCU, pursuant to which Mr. Paxson has agreed, for a period commencing on the Effective Date and continuing until five years after the later of the closing of the exercise of the Call Right or the closing under the Company Stock Purchase Agreement, to provide certain consulting services to the Company and refrain from engaging in certain activities in competition with the Company, and the Company has paid Mr. Paxson $250,000 on signing in respect of the first year's consulting services, and is obligated to pay Mr. Paxson $750,000 six months and one day after the Effective Date in respect of Mr. Paxson's agreement to refrain from engaging in certain competitive activities, and four additional annual payments of $1,000,000 each on the anniversary of the Effective Date, which are to be allocated between consulting services and the noncompete agreement in the same ratio. Mr. Paxson will cease to be entitled to the payments in respect of consulting services upon his death, but his legal successors will be entitled to receive all other payments for the balance of the term of the agreement. If the closing of the Call Right occurs (whether by NBCU or its transferee), NBCU will be obligated to assume the balance of the payments remaining to be made to Mr. Paxson under the agreement, and to reimburse the Company for all payments made by it to Mr. Paxson pursuant to the agreement. The Company's obligation to pay premiums on a split dollar life insurance policy owned by a trust established by Mr. Paxson for the benefit of his family members was terminated.

Under the terms of an agreement relating to Mr. Paxson's resignation, Mr. Paxson will receive the individual performance bonus award for which he was eligible under the Company's executive bonus program for 2005, in the amount of $287,546 (which amount represents a proration of this award through the Effective Date), which will be paid on the same date that other Company executives are paid their individual performance bonus awards, and remains eligible to receive a prorated portion of any group performance bonus award that may become payable under the Company's executive bonus plan, which awards are based upon the Company's performance compared with target levels of adjusted EBITDA.

Amended and Restated Stockholder Agreement. NBCU, the Company and the Paxson Stockholders entered into an Amended and Restated Stockholder Agreement, effective as of the Effective Date, replacing the original Stockholder Agreement entered into on September 15, 1999. The Amended and Restated Stockholder Agreement provides, among other things, that:

· NBCU or a permitted transferee of the Call Right or NBCU's Series B Preferred Stock is required to conduct an offer (the "Tender Offer") to purchase all outstanding shares of the Company's Class A Common Stock (other than shares held by the Paxson Stockholders and shares issued after the Effective Date that were not issued pursuant to preexisting contractual obligations) at a price of $1.25 per share, increasing at an annual rate of 10% from October 1, 2005 through the date of the commencement of the Tender Offer, concurrently with the earliest to occur of:

(i) the effectiveness of a transfer of the Call Right by NBCU's affiliate to a permitted transferee;
(ii) the exercise of the Call Right; and
(iii) the transfer by NBCU's affiliate of a number of shares of Series B Preferred Stock that, on an as-converted basis, together with any shares of Series B Preferred Stock previously transferred by the NBCU affiliate, represents in excess of 50% of the total voting power of the outstanding voting stock of the Company.

NBCU may also facilitate the commencement by a third party of the Tender Offer at any time prior to the occurrence of any of the foregoing events, in which event NBCU or its permitted transferee will be required to exercise the Call Right within 75 days after the closing of the Tender Offer (unless, in the case of a proposed transfer of the Call Right to a third party, the Company's board of directors does not approve NBCU's permitted transferee, in which case the Call Right will continue for its original duration), and if NBCU or its permitted transferee fails to do so, it shall be obligated to pay the Company $2,410,375 as liquidated damages (which is the amount payable by the Company to the Paxson Stockholders in respect of the Company's obligation to purchase the Class B Common Stock under the Company Stock Purchase Agreement if the Call Right expires or is terminated). If none of the events requiring NBCU or its permitted transferee to conduct the Tender Offer occurs, the Company shall remain obligated to purchase the Class A and Class B Common Stock held by the Paxson Stockholders pursuant to the Company Stock Purchase Agreement, and no person will be required to conduct a Tender Offer.

· If the Tender Offer does not occur, NBCU will deliver to the Company or the Company's transfer agent shares of the Series B Preferred Stock with an aggregate liquidation preference plus accrued and unpaid dividends equal to $105 million plus 10% per annum from October 1, 2005, and the Company or its transfer agent will distribute to all holders of the Company's Class A Common Stock, other than the Paxson Stockholders and certain other holders of shares issued after the Effective Date, on a pro rata basis, shares of Series B Preferred Stock (or another series of preferred stock hereafter created with substantially identical economic rights) with an aggregate liquidation preference equal to the amount of the preferred stock surrendered by NBCU. If NBCU becomes obligated to deliver shares of Series B Preferred Stock to the Company for this purpose, and the distribution of such shares to the holders of Class A Common Stock would violate any of the Company's existing debt instruments, NBCU is obligated to (i) amend the terms of the Series B Preferred Stock so that it is not exchangeable for convertible debentures prior to April 18, 2010 and to amend the terms of the convertible debentures and the indenture under which they may be issued to provide that the maturity date of the convertible debentures will not be prior to April 19, 2010, or (ii) deliver the shares of Series B Preferred Stock to the transfer agent for the Company's common stock with instructions to distribute such shares to the holders of the Class A Common Stock as described above.

· The Company shall grant stock-based compensation awards with respect to 24 million shares of Class A Common Stock to selected members of Company management within 18 months after the Effective Date (in addition to the 26 million shares issuable pursuant to the stock-based compensation awards to R. Brandon Burgess, the Company's new Chief Executive Officer, and Dean M. Goodman, the Company's President and Chief Operating Officer, as described below).

Should NBCU's affiliates wish to transfer the Call Right or a number of shares of Series B Preferred Stock that, on an as-converted basis, together with any shares of Series B Preferred Stock previously transferred by the NBCU affiliate (but excluding shares of Series B Preferred Stock retained by the NBCU affiliate), represents in excess of 50% of the total voting power of the outstanding voting stock of the Company, they may do so only to a transferee that is approved by the board of directors of the Company. NBCU must give the Company advance notice of the proposed transfer and the board of directors of the Company must approve or disapprove the proposed transferee within 30 days after receiving such notice. In deciding whether to approve a proposed transferee, the board of directors is required to principally take into account that the proposed transferee (i) is, and subject to obtaining any permitted waivers of FCC rules that are permitted under the Call Agreement to be included in the application to the FCC, upon consummation of the proposed transfer shall be, in compliance with applicable FCC rules relating to ownership and operation of the Company's television stations, (ii) is able to fulfill the financial obligations arising in connection with the exercise of the Call Right and the consummation of the Tender Offer, and shall have delivered to the board of directors a proposal for satisfying the rights that any holders of the Company's outstanding debt securities may have by reason of the proposed transfer (such as the right to require the Company to repurchase such securities by reason of the occurrence of a change of control). The Company's board of directors is required to approve a proposed transferee if the proposed transferee satisfies the standard in clause (i) above and either provides reasonably satisfactory evidence that it has sufficient liquid financial resources to fulfill the financial obligations referred to in clause (ii) above without the need for external financing or presents firm commitments in customary form from nationally recognized sources for such financing.

Prior to the exercise or termination of the Call Right, NBCU's affiliate is not permitted to transfer shares of Series B Preferred Stock, other than (i) up to three transfers to not more than three persons of up to 15,000 shares of Series B Preferred Stock and (ii) transfers necessary for the NBCU affiliate to comply with FCC attribution rules (in amounts constituting less than a controlling interest). After the exercise or termination of the Call Right, NBCU's affiliate may transfer shares of Series B Preferred Stock to any person without limitation, except that if the transfer occurs prior to the earliest to occur of the closing of the exercise of the Call Right, the closing of the Company's purchase of the Class B Common Stock, or the second anniversary of the expiration or termination of the Call Right, the transferee must be in compliance with FCC attribution rules.

Under the Amended and Restated Stockholder Agreement, NBCU may appoint two observers to attend all board of directors and board committee meetings. If permitted by the Communications Act and FCC rules and regulations, at the request of a permitted transferee of the Call Right or the Series B Preferred Stock, the Company may nominate persons named by the permitted transferee for election to the Company's board of directors. The Company has agreed to use its reasonable best efforts to cause its board of directors to consist of nine members, comprised of not more than two employee directors (one of whom shall be the chief executive officer of the Company), and the remainder of whom shall be independent directors. The Paxson Stockholders have agreed to vote their shares of Class A and Class B Common Stock in favor of certain proposals expected to be submitted for a vote of the stockholders of the Company at its next annual stockholders meeting prior to June 30, 2006, and have granted an irrevocable proxy for such purpose. These proposals will include amendments to the Company's certificate of incorporation to increase the number of authorized shares of Common Stock to a number sufficient to provide for the conversion of the Series B Preferred Stock at the amended conversion price of $2.00 per share and the approval of a stock-based compensation plan under which the additional 50 million shares of Class A Common Stock described above are authorized to be issued (26 million of which are subject to grants made to the new Chief Executive Officer and the President as of the Effective Date and 24 million of which shall be reserved for issuance pursuant to grants to be awarded after the Effective Date). The Paxson Stockholders have also agreed to vote their shares in any election of directors of the Company in proportion to the votes of the other stockholders of the Company other than its directors and officers. The Company has agreed to use reasonable best efforts to cause the Board of Directors to consist of nine members, no more than two of whom are not independent under applicable stock exchange listing rules, and to recruit four additional members of the Board of Directors.

Registration Rights. In connection with the September 15, 1999 agreements, NBC was granted certain demand and piggyback registration rights with respect to the shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock (or conversion of any convertible debentures issued in exchange therefor) or conversion of the Class B Common Stock subject to the Call Right. NBCU and the Company agreed to amend these rights to reduce the minimum dollar amounts of securities with respect to which NBCU is permitted to exercise such rights from time to time.

New Chief Executive Officer. R. Brandon Burgess, a former NBCU senior executive, entered into an Employment Agreement with the Company as of the Effective Date, pursuant to which Mr. Burgess shall serve as the Chief Executive Officer of the Company (commencing employment duties immediately following the complete filing of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, which is anticipated to be made not later than November 9, 2005). Mr. Burgess shall receive a base annual salary of $1,000,000, shall be eligible for an annual performance based bonus of not less than 100% of his base salary, and received a signing bonus of $1,500,000. Mr. Burgess was granted 8,000,000 restricted stock units, which vest in four equal installments 18, 24, 36 and 48 months after the Effective Date, subject to termination and acceleration of vesting under specified circumstances, and which entitle Mr. Burgess to receive one share of Class A Common Stock for each restricted stock unit, settled upon the earlier of his termination of employment or the 48 month anniversary of the Effective Date.

Mr. Burgess was also granted seven year options to purchase 16,000,000 shares of Class A Common Stock, 8,000,000 of which have an exercise price of $0.42 (the average closing price of the Class A Common Stock on the American Stock Exchange for the ten trading days immediately preceding the Effective Date) and 8,000,000 of which have an exercise price of $1.25 per share. The options vest on the same schedule as the restricted stock units, and are subject to termination or accelerated vesting under certain circumstances. The shares of Class A Common Stock that may be acquired upon settlement of the restricted stock units or exercise of the options are subject to restrictions on transferability and voting. If Mr. Burgess' employment is terminated by the Company without cause, by Mr. Burgess for good reason, or by reason of Mr. Burgess' death or disability, the options granted to Mr. Burgess shall be immediately forfeited and canceled and he shall receive $4.5 million, if such termination occurs on or prior to the 18 month anniversary of the Effective Date, or $3.0 million if such termination occurs after such 18 month anniversary. In addition, if Mr. Burgess' employment is terminated by the Company without cause or by Mr. Burgess for good reason, he will be entitled to receive (a) two times his base salary, plus $1 million, if such termination occurs on or prior to the 18 month anniversary of the Effective Date, (b) two times his base salary, if such termination occurs following the 18 month anniversary of the Effective Date and following exercise of the Call Right, or (c) $1 million if such termination occurs following the 18 month anniversary of the Effective Date but where the Call Right was not exercised (such applicable amount, the "Severance Amount"). Generally, upon any termination, Mr. Burgess will also be entitled to the pro rata amount of base salary and bonus earned through the date of termination and, for terminations other than for cause, to continuation of health benefits for certain periods. If prior to the end of the term of the Employment Agreement the Company fails to make Mr. Burgess a bona fide offer to renew his employment for not less than one additional year, such offer to be made not less than 180 days prior to the expiration of the term, then the Company shall pay Mr. Burgess the Severance Amount.

Management and Proxy Agreement. The Company and Paxson Management Corporation, an affiliate of Mr. Paxson ("PMC"), entered into a PMC Management and Proxy Agreement, effective as of the Effective Date, under which PMC has agreed to perform certain services and to assume sole responsibility for certain management functions with respect to the Company's broadcast television station subsidiaries and the Company has granted PMC the right to vote (subject to certain limitations) the outstanding voting stock of such subsidiaries. The effect of this arrangement is to facilitate the transactions described in this Report by maintaining Mr. Paxson as the sole attributable holder of the FCC licenses of the Company's television stations. This agreement continues for a term expiring on the earlier of the consummation of the transfer of control of the Company's television station subsidiaries in connection with (i) the closing of the exercise of the Call Right, (ii) the sale of the Call Shares to the Company pursuant to the Company Stock Purchase Agreement described above, or (iii) the termination of the Company Stock Purchase Agreement.

Under this agreement, the Company is obligated to make available to PMC the services of Company employees on an as-needed basis for the purpose of assisting PMC in performing the management services it is required to perform; to provide Mr. Paxson with access to the physical facilities of the Company television stations and with office space at the Company's offices; to pay PMC such amounts as are required to pay the operating costs of the Company's television stations; to reimburse PMC for reasonable and necessary expenses incurred in performing services under the agreement; and to pay PMC a management fee at the annual rate of $968,000 through December 31, 2005, increasing by 10% per year thereafter. The Company is also required to use its commercially reasonable efforts to permit Mr. Paxson and any other employees of PMC to participate in all employee welfare benefit plans maintained or sponsored by the Company for its employees generally, or to assist PMC in obtaining comparable coverage at comparable costs. The Company is also obligated to make its jet aircraft available to PMC for Mr. Paxson's business and personal use, provided that Mr. Paxson's personal use of the Company aircraft does not interfere with the operations of the Company and PMC pays or reimburses the Company for the cost of fuel and the pilot's travel expenses related to Mr. Paxson's personal use of the aircraft.

Employment Agreement with Dean M. Goodman. The Company and Dean M. Goodman, its President and Chief Operating Officer and a director, entered into a new Employment Agreement as of the Effective Date, pursuant to which Mr. Goodman shall receive a base annual salary of $800,000, shall be eligible for an annual performance based bonus of not less than 100% of his base salary, and received a signing bonus of $1,500,000. Mr. Goodman was granted 333,333 restricted stock units with a purchase price of $.01 per unit, which vest in four equal installments 18, 24, 36 and 48 months after the Effective Date, subject to termination and acceleration of vesting under specified circumstances, and which entitle Mr. Goodman to receive one share of Class A Common Stock for each restricted stock unit, settled upon the earlier of his termination of employment or the 48 month anniversary of the Effective Date.

Mr. Goodman is also to be granted, as of the Effective Date, an additional 1,000,000 restricted stock units under the Company's 1998 Stock Incentive Plan, with a purchase price of $.01 per unit and vesting in five equal annual installments. These units are to be settled upon the earlier of Mr. Goodman's termination of employment or the 60 month anniversary of the Effective Date. Mr. Goodman was also granted seven year options to purchase 666,667 shares of Class A Common Stock, 333,334 of which have an exercise price of $.42 (the average closing price of the Class A Common Stock on the American Stock Exchange for the ten trading days immediately preceding the Effective Date) and 333,333 of which have an exercise price of $1.25 per share. The options vest on the same schedule as the restricted stock units, and are subject to termination or accelerated vesting under certain circumstances. The shares of Class A Common Stock that may be acquired upon settlement of the restricted stock units or exercise of the options are subject to restrictions on transferability and voting. If Mr. Goodman's employment is terminated by the Company without cause or by Mr. Goodman for good reason, Mr. Goodman will be entitled to receive a severance payment equal to four times his base salary. If Mr. Goodman's employment is terminated by reason of Mr. Goodman's death or disability, he shall be entitled to receive the amount of his annual base salary. Generally, upon any termination, Mr. Goodman will also be entitled to the pro rata amount of base salary and bonus earned through the date of termination and, for terminations other than for cause, to continuation of health benefits for certain periods. If prior to the end of the term of the Employment Agreement the Company fails to make Mr. Goodman a bona fide offer to renew his employment for not less than one additional year, such offer to be made not less than 180 days prior to the expiration of the term, then the Company shall pay Mr. Goodman severance of four times his base salary.

Noncompetition Agreement with Dean M. Goodman. Mr. Goodman and NBCU entered into a Non-Competition Agreement under which they have agreed that, should one of the events listed below occur, Mr. Goodman will refrain from engaging in certain activities in competition with NBCU for five years following the occurrence of the event and NBCU will pay Mr. Goodman $2,250,000. The events that trigger Mr. Goodman's noncompetition obligations and NBCU's payment obligation are: (i) the exercise of the Call Right by NBCU or its permitted transferee; (ii) the transfer by NBCU's affiliate of a number of shares of Series B Preferred Stock that, on an as-converted basis, together with any shares of Series B Preferred Stock previously transferred by the NBCU affiliate, represents in excess of 50% of the total voting power of the Company's outstanding voting stock; (iii) the conversion by NBCU's affiliate of a number of shares of Series B Preferred Stock such that, following such conversion, NBCU's affiliate owns shares of Class A Common Stock representing in excess of 50% of the total voting power of the Company's outstanding voting stock; (iv) NBCU's consent, prior to the exercise or termination of the Call Right, to the transfer of more than 50% of the total voting power of the Company's outstanding voting stock; or (v) after exercise or termination of the Call Right, the receipt by NBCU's affiliate, in connection with a transaction involving a change of control of the Company, of the entire liquidation preference or principal amount, including accrued dividends or accrued interest, which the holder of the Series B Preferred Stock or the exchange debentures for which the Series B Preferred Stock is exchangeable is entitled to receive. The Company is not a party to this agreement and the agreement is not included as an exhibit to this Report.

Settlement Agreement. NBCU and the Company entered into a Settlement Agreement as of the Effective Date, pursuant to which they have agreed to voluntarily dismiss, with prejudice, (i) the litigation in the Delaware Court of Chancery filed by NBCU on August 19, 2004 with respect to the dividend reset on the Series B Preferred Stock, and the Company's counterclaim regarding NBCU's redemption rights, and (ii) the arbitration proceeding commenced by NBCU on May 12, 2005 seeking damages for the alleged wrongful termination by the Company of its Network Sales Agreement, National Agreement and Joint Sales Agreements with NBCU. The Settlement Agreement includes mutual releases of all claims that have been or could have been asserted related to the facts alleged in the Chancery Court action and the arbitration proceeding, and provides that the obligations of the parties under the Network Sales Agreement, National Agreement and Joint Sales Agreements are suspended unless the parties mutually agree in writing to revoke such suspension. The Company and NBCU have also agreed to voluntarily withdraw certain correspondence filed with the FCC.

Item 1.02 Termination of a Material Definitive Agreement.

Effective November 7, 2005, Lowell W. Paxson resigned as Chief Executive Officer of the Company, and entered into a letter agreement with the Company relating to his resignation which provides, among other things, that the Employment Agreement between Mr. Paxson and the Company, dated as of October 16, 1999, as thereafter amended, was terminated, other than with respect to certain covenants which survive the termination of the agreement.

As part of the transactions described in Item 1.01 of this Report, on the Effective Date, the warrants acquired in September 1999 by a wholly-owned subsidiary of NBCU, pursuant to which the holder had the right to purchase up to 13,065,507 shares of Class A Common Stock at an exercise price of $12.60 per share, and 18,966,620 shares of Class A Common Stock at an exercise price equal to the average of the closing sale prices of the Class A Common Stock for the 45 consecutive trading days ending on the trading day immediately preceding the warrant exercise date, were cancelled.

Item 3.02 Unregistered Sales of Equity Securities.

On the Effective Date, the Company issued to a subsidiary of NBCU, effective as of October 1, 2005, an additional 18,857 shares ($188.6 million aggregate liquidation preference) of Series B Preferred Stock, which NBCU agreed to accept in full satisfaction of the Company's obligations with respect to accrued and unpaid dividends on the Series B Preferred Stock through September 30, 2005.

On the Effective Date, an affiliate of NBCU purchased from the Company an additional 250 shares of Series B Preferred Stock for a cash purchase price of $2.5 million (which is equal to the liquidation preference of such shares) in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933. These shares are convertible into an additional 1,250,000 shares of Class A Common Stock. NBCU agreed not to exchange these shares into convertible debentures prior to April 18, 2010.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 6, 2005, Lowell W. Paxson resigned as Chairman of the Board of Directors and a director of the Company. Effective November 7, 2005, Mr. Paxson resigned as Chief Executive Officer of the Company.

On November 6, 2005, the Board of Directors elected W. Lawrence Patrick, a current director of the Company, as Chairman of the Board of Directors.

Effective November 7, 2005, R. Brandon Burgess, a former NBCU executive, was appointed Chief Executive Officer and a director of the Company, to commence service as chief executive officer immediately following the filing of the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2005.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2005, the Board of Directors of the Company amended and restated the By-laws of the Company to add a new provision relating to the election of a chairman of the board of directors, and to otherwise read in their entirety as set forth in Exhibit 3.1 to this report. On the same date, the Board of Directors authorized an amendment of the Company's certificate of incorporation to increase the Company's authorized common stock to 857,000,000 shares, consisting of 505,000,000 shares of Class A Common Stock, 35,000,000 shares of Class B Common Stock, and 317,000,000 shares of Class C Non-Voting Common Stock, and directed that this amendment be submitted to a vote of the Company's stockholders.

Item 7.01 Regulation FD Disclosure.

On November 7, 2005, the Registrant and NBC Universal, Inc. announced that they have entered into a series of agreements which modify the terms of NBC Universal, Inc.'s investment in the Registrant and have settled all pending legal disputes. The Registrant has furnished this press release as Exhibit 99.1 to this Form 8-K.

On November 7, 2005, the Registrant announced that the Board of Directors of the Registrant appointed R. Brandon Burgess Chief Executive Officer and a director of the Registrant, succeeding Lowell W. Paxson, who resigned as Chairman and Chief Executive Officer and was named Chairman Emeritus, and appointed W. Lawrence Patrick as Chairman of the Board. The Registrant has furnished this press release as Exhibit 99.2 to this Form 8-K.

Exhibit 99.1 and Exhibit 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following items are filed as Exhibits to this Report:

3.1 Amended and Restated By-laws of Paxson Communications Corporation (effective November 6, 2005)

4.1 Master Transaction Agreement, dated as of November 7, 2005, among the Company, NBCU, certain subsidiaries of NBCU, the Paxson Stockholders and Paxson Management Corporation*

4.2 Amended and Restated Investment Agreement, dated as of November 7, 2005, by and between Paxson Communications Corporation and NBC Universal, Inc.*

4.3 Amended and Restated Stockholder Agreement, dated as of November 7, 2005, among Paxson Communications Corporation, NBC Universal, Inc., Lowell W. Paxson, Second Crystal Diamond Limited Partnership and Paxson Enterprises, Inc.*

4.4 Amended and Restated Certificate of Designation of the Company's 11% Series B Convertible Exchangeable Preferred Stock, filed November 7, 2005 with the State of Delaware

4.5 Registration Rights Agreement Letter Amendment, dated November 7, 2005, between Paxson Communications Corporation and NBC Universal, Inc.

4.6 Company Stock Purchase Agreement, dated as of November 7, 2005, among Lowell W. Paxson, Second Crystal Diamond Limited Partnership, Paxson Enterprises, Inc. and Paxson Communications Corporation

10.1 Paxson Consulting and Noncompetition Agreement, dated as of November 7, 2005, among Lowell W. Paxson, Paxson Communications Corporation and NBC Universal, Inc.

10.2 Letter agreement setting forth terms of resignation of Lowell W. Paxson, dated November 7, 2005

10.3 Employment Agreement, dated as of November 7. 2005, between R. Brandon Burgess and Paxson Communications Corporation

10.4 Employment Agreement, dated as of November 7, 2005, between Dean M. Goodman and Paxson Communications Corporation

10.5 Settlement Agreement, dated November 7, 2005, between Paxson Communications Corporation and NBC Universal, Inc.

10.6 PMC Management and Proxy Agreement, dated as of November 7, 2005, among Paxson Communications Corporation, Paxson Management Corporation and, for certain limited purposes, Lowell W. Paxson*

The following items are furnished as Exhibits to this Report:

99.1 Press release of NBC Universal, Inc. and Paxson Communications Corporation dated November 7, 2005

99.2 Press release of Paxson Communications Corporation dated November 7, 2005

_________

* Exhibits and schedules containing ancillary agreements, forms of closing documents and other disclosures have been omitted. The registrant agrees to furnish a copy of such items supplementally to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paxson Communications Corporation

November 7, 2005	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary & Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-laws of Paxson Communications Corporation (effective November 6, 2005)
4.1	Master Transaction Agreement, dated as of November 7, 2005, among the Company, NBCU, certain subsidiaries of NBCU, the Paxson Stockholders and Paxson Management Corporation
4.2	Amended and Restated Investment Agreement, dated as of November 7, 2005, by and between Paxson Communications Corporation and NBC Universal, Inc.
4.3	Amended and Restated Stockholder Agreement, dated as of November 7, 2005, among Paxson Communications Corporation, NBC Universal, Inc., Lowell W. Paxson, Second Crystal Diamond Limited Partnership and Paxson Enterprises, Inc.
4.4	Amended and Restated Certificate of Designation of the Company's 11% Series B Convertible Exchangeable Preferred Stock, filed November 7, 2005 with the State of Delaware
4.5	Registration Rights Agreement Letter Amendment, dated November 7, 2005, between Paxson Communications Corporation and NBC Universal, Inc.
4.6	Company Stock Purchase Agreement, dated as of November 7, 2005, among Lowell W. Paxson, Second Crystal Diamond Limited Partnership, Paxson Enterprises, Inc. and Paxson Communications Corporation
10.1	Consulting and Non-Competition Agreement, dated as of November 7, 2005, among Lowell W. Paxson, Paxson Communications Corporation and NBC Universal, Inc.
10.2	Letter agreement setting forth terms of resignation of Lowell W. Paxson, dated November 7, 2005
10.3	Employment Agreement, dated as of November 7. 2005, between R. Brandon Burgess and Paxson Communications Corporation
10.4	Employment Agreement, dated as of November 7, 2005, between Dean M. Goodman and Paxson Communications Corporation
10.5	Settlement Agreement, dated November 7, 2005, between Paxson Communications Corporation and NBC Universal, Inc.
10.6	PMC Management and Proxy Agreement, dated as of November 7, 2005, among Paxson Communications Corporation, Paxson Management Corporation and, for certain limited purposes, Lowell W. Paxson
99.1	Press release of NBC Universal, Inc. and Paxson Communications Corporation dated November 7, 2005
99.2	Press release of Paxson Communications Corporation dated November 7, 2005